UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2007

American Locker Group Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-439	16-0338330
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

815 S. Main Street

Grapevine, Texas 76051

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (817) 329-1600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2007, American Locker Group Incorporated (the “Company”) appointed Allen E. Tilley, 70, as a director of the Company to serve until the next Annual Meeting of Stockholders of the Company and until his successor is duly elected and qualified. Mr. Tilley’s appointment fills an existing vacancy on the Company’s board of directors.

From September 2006 through the present, Mr. Tilley has served as an adjunct professor at Southern Methodist University’s School of Engineering. From 1998 through December 2006, Mr. Tilley was the President and CEO of Schubert Packaging Systems, a robotic packaging machine subsidiary of a German-based packaging machine manufacturer, and from 1997 served as a consultant to the Schubert companies prior to assuming his current role. Prior to that, Mr. Tilley has been an independent consultant and served in various executive positions with Frito Lay and Pepsi Foods International, both of which are divisions of PepsiCo. Mr. Tilley holds a bachelor of science from Kansas State University and a masters of business administration from Southern Methodist University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LOCKER GROUP INCORPORATED

Date: November 1, 2007	By:	/s/ Edward F. Ruttenberg
		Name:	Edward F. Ruttenberg
		Title:	Chairman, Chief Executive Officer,
Chief Operating Officer and Treasurer